UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Kinder Morgan Canada Limited
(Name of Registrant as Specified In Its Charter)

Kinder Morgan, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Email to all KMI and KML Employees

Message from the OTC

Earlier today, KMI and KML announced a pair of transactions that we believe are a strong positive for all concerned.  First, KMI has agreed to sell the U.S. portion of the Cochin Pipeline to Pembina Pipeline Corporation for US$1.546 billion, approximately 13 times 2019 expected EBITDA.  In addition, the KML board of directors announced that it has reached an agreement with Pembina under which Pembina will acquire all the outstanding common equity of KML (which includes KMI’s 70 percent stake).

The transaction is expected to close late in the fourth quarter of 2019 or in the first quarter of 2020, subject to customary closing conditions, including KML shareholder and applicable regulatory approvals.  KMI expects to use the proceeds initially to reduce debt to maintain its Net Debt-to-Adjusted EBITDA ratio of approximately 4.5 times.  We will use the remaining proceeds to invest in attractive projects and/or to opportunistically repurchase KMI shares.

With the cash proceeds from the sale of Cochin alone, and assuming the transaction were to close at the end of 2019, KMI would end 2019 with a Net Debt-to-Adjusted EBITDA ratio of approximately 4.4 times, improved from the current approximately 4.6 times year-end projection.

With respect to the KML transaction, KML shareholders (including KMI) will receive .3068 shares of Pembina for each KML share upon closing. Based on yesterday’s closing price for Pembina, the total consideration is valued at C$15.12 per KML share, which represents a 38 percent premium to yesterday’s KML closing price.

KMI will receive approximately 25 million shares of Pembina stock for its 70 percent interest in KML, which equates to slightly less than 5 percent of Pembina’s common equity.  We expect to ultimately convert these shares into cash, but will do so in an opportunistic and non-disruptive manner.  Conversion of these shares to cash at Pembina’s market price of C$49.27 would yield pre-tax proceeds of approximately US$935 million.  You can find more detail on the transactions in press releases from KMI and KML on their respective websites.

Finally, and because James Holland and John Schlosser are sending notes to all employees in the Products and Terminals business units, we will only say here that we are very proud of the KML team and the U.S. employees who will be transitioning to Pembina.  Pembina is a leading North American energy infrastructure services provider that will be a great home for those employees and the assets they manage.  We wish them well and look forward to their continued success, while in the interim we maintain our focus on working efficiently and well together for the benefit of our customers and shareholders.

Steve Kean	Kim Dang

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between KML and Pembina anticipates that the offer and sale of Pembina shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, such shares will not be registered under the Securities Act or any state securities laws.

In connection with the proposed transaction, KML will file a proxy statement, as well as other materials. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KML AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by KML with the SEC at http://www.sec.gov, the SEC’s website, or from KML’s website (www.kindermorgancanadalimited.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

KML, KMI and Pembina and their respective directors and certain of their executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from KML’s shareholders with respect to the proposed transaction. Information regarding KML’s officers and directors is included in KML’s definitive proxy statement for its 2019 annual meeting filed with the SEC on April 18, 2019. Information regarding KMI’s officers and directors is included in KMI’s definitive proxy statement for its 2019 annual meeting filed with the SEC on March 29, 2019. Information regarding Pembina’s officers and directors is included in the Management Information Circular for its 2019 annual meeting of common shareholders filed with the SEC as Exhibit 99.1 to Form 6-K on March 29, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Important Information Relating to Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. Generally the words “expects,” “believes,” anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature.  Forward-looking statements in this communication include express or implied statements concerning the proposed transactions, including the parties’ ability to satisfy conditions to closing and the anticipated timing and benefits, including the potential impact on KMI’s Net Debt-to-Adjusted EBITDA. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them.  Although KMI believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance as to when or if any such forward-looking statements will materialize nor their ultimate impact on our operations or financial condition.  Important factors that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements include, without limitation: the ability of the parties to receive, in a timely manner, the necessary regulatory, court, securityholder, stock exchange and other third-party approvals; and the ability of the parties to satisfy, in a timely manner, the other conditions to closing of the transactions, as well as the other risks and uncertainties described in KMI’s reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year-ended December 31, 2018 (under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” and elsewhere) and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website at ir.kindermorgan.com.  Forward-looking statements speak only as of the date they were made, and except to the extent required by law, KMI undertakes no obligation to update any forward-looking statement because of new information, future events or other factors.  Because of these risks and uncertainties, readers should not place undue reliance on these forward-looking statements.

Non-GAAP Financial Measures

The non-generally accepted accounting principles (non-GAAP) financial measures of net income before interest expense, taxes, DD&A and Certain Items (Adjusted EBITDA), and Net Debt are presented herein.

Our non-GAAP measures described above should not be considered alternatives to GAAP net income or other GAAP measures and have important limitations as analytical tools.  Our computations of these non-GAAP measures may differ from similarly titled measures used by others.  You should not consider these non-GAAP measures in isolation or as substitutes for an analysis of our results as reported under GAAP.  Management compensates for the limitations of these non-GAAP performance measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.

KMI does not provide budgeted net income available to common stockholders (the GAAP financial measure most directly comparable to Adjusted EBITDA) due to the impracticality of predicting certain amounts required by GAAP, such as unrealized gains and losses on derivatives marked to market, and potential changes in estimates for certain contingent liabilities.

Certain Items as used to calculate our non-GAAP measures, are items that are required by GAAP to be reflected in net income, but typically either (1) do not have a cash impact (for example, asset impairments), or (2) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses).

Adjusted EBITDA is calculated by adjusting net income before interest expense, taxes, and DD&A (EBITDA) for Certain Items, net income attributable to noncontrolling interests further adjusted for KML noncontrolling interests, and KMI’s share of certain equity investees’ DD&A (net of consolidating joint venture partners’ share of DD&A) and book taxes, which are specifically identified in the footnotes to the accompanying tables.  Adjusted EBITDA is used by management and external users, in conjunction with our net debt, to evaluate certain leverage metrics.  Therefore, we believe Adjusted EBITDA is useful to investors.  We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.

Net Debt, as used in this communication, is a non-GAAP financial measure that management believes is useful to investors and other users of our financial information in evaluating our leverage. Net Debt is calculated by subtracting from debt (i) cash and cash equivalents, (ii) the preferred interest in the general partner of Kinder Morgan Energy Partners L.P., (iii) debt fair value adjustments, (iv) the foreign exchange impact on Euro-denominated bonds for which we have entered into currency swaps and (v) 50 percent of the outstanding KML preferred equity.  We believe the most comparable measure to Net Debt is debt net of cash and cash equivalents.